                               PHH CORPORATION

                             AMENDED AND RESTATED
                    DEFERRED COMPENSATION TRUST AGREEMENT

                                PHH CORPORATION

                              AMENDED AND RESTATED
                     DEFERRED COMPENSATION TRUST AGREEMENT


                               Table of Contents

                                                                       Page

                                   ARTICLE I

                                    GENERAL

1.1        Establishment of Trust                                          2
1.2        General Provisions                                              3
1.3        Contributions to Trust                                          4
1.4        Change in Control/Potential Change in Control                   4


                                   ARTICLE II

                               TRUSTEE ACCEPTANCE

2.1        Trustee Acceptance                                              7


                                  ARTICLE III

                                   THE PLANS

3.1        Delivery of Plans                                               7
3.2        Plans to Control                                                7
3.3        Amendment or Termination of Plans                               7


                                   ARTICLE IV


                                  TRUST FUND

4.1        Grantor Trust; Unfunded Plans                                   8
4.2        Company Insolvency                                              8

                                   ARTICLE V

                        DUTIES AND POWERS OF THE TRUSTEE
                          WITH RESPECT TO INVESTMENTS

5.1        In General                                                     11

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                                   ARTICLE VI

                 ADDITIONAL POWERS AND AUTHORITY OF THE TRUSTEE

6.1        Additional Powers and Authority                                14


                                  ARTICLE VII

                            PAYMENTS BY THE TRUSTEE

7.1        Effect of Article                                              17
7.2        Delivery of Actuarial Statements                               17
7.3        Payments from Trust Fund                                       17
7.4        Tax Withholding                                                18
7.5        Return of Excess Assets                                        18
7.6        Letter of Credit                                               19
7.7        Accelerated Payments                                           20


                                  ARTICLE VIII

                        TAXES, EXPENSES AND COMPENSATION

8.1        Payment of Taxes                                               21
8.2        Litigation Expenses                                            22
8.3        General Expenses                                               22
8.4        Trustee Compensation                                           22

                                   ARTICLE IX

                           ADMINISTRATION AND RECORDS

9.1        Accounts                                                       23
9.2        Written Accountings                                            23
9.3        Access to Records                                              24
9.4        Judicial Settlements                                           24
9.5        Successor Trustees                                             25
9.6        Returns and Reports                                            25


                                   ARTICLE X

                     REMOVAL OR RESIGNATION OF THE TRUSTEE
                      AND DESIGNATION OF SUCCESSOR TRUSTEE

10.1       Removal of Trustee                                             25
10.2       Trustee Resignation                                            25

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10.3       Procedure on Removal or Resignation                            25
10.4       Successor Trustee Provisions                                   26


                                   ARTICLE XI

                         ENFORCEMENT OF TRUST AGREEMENT

11.1       Enforcement                                                    27


                                  ARTICLE XII

                               AMENDMENTS

12.1       Amendments Before Change in Control                            28
12.2       Amendments After Change in Control                             28


                                  ARTICLE XIII

                              TERMINATION OF TRUST

13.1       Termination of Trust                                           29
13.2       Procedure on Termination                                       29



                                 ARTICLE XIV

                                 NON-ALIENATION

14.1       Non-Alienation                                                 30

                                   ARTICLE XV

                                 COMMUNICATIONS

15.1       To the Company                                                 30
15.2       To the Trustee                                                 30
15.3       Receipt Required                                               31
15.4       Company Actions and Trustee Reliance                           31
15.5       Company Designees                                              31


                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

16.1       Governing Law; Successors                                      32
16.2       Headings                                                       32

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16.3       Merger Provision                                               32
16.4       Trustee Successors                                             32
16.5       Severability                                                   33
16.6       Participant and Beneficiary Status                             33
16.7       Gender and Plural                                              33
16.8       Counterparts                                                   33


                                   SCHEDULE A

                   Assumptions for Valuation of Plan Benefits

                          PHH CORPORATION
                       AMENDED AND RESTATED
              DEFERRED COMPENSATION TRUST AGREEMENT


  THIS AMENDED AND RESTATED TRUST AGREEMENT is made and
entered into this      day of           19  , by and between PHH
Corporation, a Maryland corporation ("Company"), and,  ("Trustee").

                         W I T N E S S E T H:


  WHEREAS, the Company maintains two non-tax-qualified supplemental retirement plans known as the PHH Corporation Supplemental Executive Retirement Plan and the PHH Corporation Excess Benefit Plan (each such plan is referred to individually as a "Plan" and they are referred to collectively as the "Plans") to provide retirement benefits for certain of its key executives; and


  WHEREAS, the Plans provide for the Company to pay all benefits from its general revenues and assets; and

  WHEREAS, by Trust Agreement dated July 31, 1990 by and between the Company and the Security Trust Company, N.A. (the
"Prior Trust Agreement"), the Company has heretofore established a trust fund with respect to the PHH Corporation Supplemental
Executive Retirement Plan (the "SERP"); and

  WHEREAS,                       is corporate successor
to Security Trust, N.A. and as such serves as Trustee under the Prior Trust Agreement pursuant to Section 16.4 thereof; and

  WHEREAS, the Company wishes to amend and restate the Prior Trust Agreement as hereinafter set forth so that the trust fund will extend to both Plans; and

  WHEREAS, the trust fund shall be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency, and may not necessarily hold sufficient assets to satisfy all of the benefits to be provided under the Plans; and

  WHEREAS, contributions (if any) to the trust fund shall be held by the Trustee and invested, reinvested and distributed in accordance with the provisions of this Trust Agreement; and

  WHEREAS, the trust established by this Trust Agreement is intended to be a "grantor trust" with the result that the corpus and income of the trust are treated as assets and income of the Company pursuant to sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Trustee, intending to be legally bound, declare and agree as follows.

                         ARTICLE I
                          GENERAL

  1.1 ESTABLISHMENT OF TRUST. The Company hereby establishes with the Trustee a grantor trust ("Trust") on behalf of the participants in the Plans (the "Participants") and the beneficiaries of such Participants (the "Beneficiaries"). The Trust so established shall be governed by the terms of this Trust Agreement. The Company shall not be obligated to fund the Trust except as expressly provided herein.


  1.2 GENERAL PROVISIONS. The Trust shall consist of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. The Trust shall be revocable unless and until a Change in Control or Potential Change in Control as described in Section
1.4 occurs, at which time the Trust shall become irrevocable, subject, however, to the obligation of the Trustee to return assets to the Company upon a resolution of the Company's Board of Directors as described in Section 1.4. Until such time, if ever, as the Trust becomes irrevocable, the Company shall have the right, upon written notice to the Trustee, to revoke the Trust and to receive a distribution of the Trust assets. In the event the Trust becomes irrevocable, the Company shall have no right to direct the Trustee to return or divert any Trust assets before the payment of all Plan benefits to Participants and Beneficiaries except in accordance with the provisions of
Section 7.5 below.

  All money and other property of the Trust, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereinafter referred to as the "Trust Fund." The Trust Fund shall be held by the Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trust Fund shall at all times be subject to the claims of the general creditors of the Company as set forth in Section 4.2. The insufficiency of assets in the Trust shall not relieve the Company of its obligation or liability to make benefit payments otherwise due under the terms of the Plans.


  1.3 CONTRIBUTIONS TO TRUST.  Except as required in
Section 1.4 below, the Company in its discretion may contribute to the Trust from time to time such amounts as it deems advisable.

  1.4 CHANGE IN CONTROL/POTENTIAL CHANGE IN CONTROL.
Upon the occurrence of a Change in Control or a Potential Change in Control as hereinafter defined, the Company shall pay to the Trustee sufficient amounts to fund all Accrued Benefits, as hereafter defined, under the Plans as of the date such Change in Control or Potential Change in Control occurs. Accrued Benefits shall be valued by an independent actuarial firm (the
"Actuaries") selected by the Company using the assumptions set forth in Schedule A to this Trust Agreement. The Company shall furnish a copy of the Actuaries' valuation report to the Trustee within thirty (30) days after such date, and the Trustee shall be entitled to rely on such report. If a Change in Control does not occur within ninety (90) days after the occurrence of a Potential Change in Control, and the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change in Control is not imminent, any amounts contributed to the Trust because of the Potential Change in Control, together with any earnings thereon, shall be paid by the Trustee to the Company.
For purposes of this Agreement (a) "Accrued Benefits" shall mean benefits calculated under the Plans based on (i) service as of the date of the Change in Control or Potential Change in Control and (ii) compensation projected to the benefit commencement date assumed on Schedule A to the Trust Agreement, using for that projection the Compensation Scale set forth on Schedule A, and
(b) a "Change in Control" shall be deemed to have taken place if:
(i) a third person, including a "group" as defined in section
13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having twenty percent (20%) or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. A

"Potential Change in Control" shall be deemed to have taken place if (i) any third person commences a tender or exchange offer (other than a tender or exchange offer which, if consummated, would not result in a change of control) for twenty percent (20%) or more of the then outstanding shares of common stock or combined voting power of the Company's then outstanding voting securities; (ii) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (iii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change in Control is imminent. The Company shall have a duty to inform the Trustee whenever a Change in Control or Potential Change in Control has occurred. If any two Participants or Beneficiaries notify the Trustee in writing that a Change in Control has occurred then, unless, in the written opinion of counsel to the Company (which opinion may be based on representations of fact as long as counsel does not know that such representations are untrue) such a Change in Control has not occurred, a Change in Control will be deemed to have occurred for purposes of this Trust Agreement.

                          ARTICLE II
                      TRUSTEE ACCEPTANCE

  2.1 TRUSTEE ACCEPTANCE.  The Trustee accepts the
Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                           ARTICLE III
                            THE PLANS

  3.1 DELIVERY OF PLANS. A copy of each Plan has been delivered to the Trustee. All terms defined in the Plans shall have the same meanings when used herein unless expressly provided to the contrary herein. The Company will deliver promptly to the Trustee copies of all amendments to the Plans.

  3.2 PLANS TO CONTROL. The terms of each Plan shall govern the amount, form and timing of benefit payments under that Plan to which a Participant or Beneficiary is entitled.

  3.3 AMENDMENT OR TERMINATION OF PLANS. The Company retains sole discretion to modify or amend any of the provisions of the Plans or to terminate one or both of them as provided therein.

                         ARTICLE IV
                         TRUST FUND


  4.1 GRANTOR TRUST; UNFUNDED PLANS. It is intended that the Trust constitute a grantor trust under Code sections 671 through 679, with the assets of the Trust Fund being treated as assets of the Company for purposes of Federal, state and local income tax laws. The creation of this Trust is not intended to cause the Plans to be treated as a funded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

  4.2. COMPANY INSOLVENCY.

       (a) The assets of the Trust Fund shall at all times be subject to the rights of the bankruptcy or insolvency creditors of the Company under this Section. At any time the Trustee has actual knowledge or has determined that the Company is Insolvent (as defined below), the Trustee shall deliver any undistributed principal and income in the Trust Fund to satisfy such claims of the general creditors of the Company as a court of competent jurisdiction may direct. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee of the Company's Insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the

Company is Insolvent and, pending such determination, the Trustee shall discontinue payments under the Plans, shall hold the Trust Fund assets for the benefit of the Company's general creditors, and shall resume payments under the Plans only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent). For purposes of such determination, the Trustee may employ legal counsel, accountants and other advisors and shall be entitled to rely on their advice. Unless the Trustee has actual knowledge of the Company's Insolvency, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. For purposes of this Trust Agreement, the Trustee shall be considered to possess any knowledge and information concerning the Company in the possession of the Trustee's Banking Department or other departments that can reasonably be imputed to the Trustee under normal bank procedures. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants and Beneficiaries to pursue their rights as general creditors of the Company with respect to payments under the Plans. The Company shall be considered "Insolvent" for purposes of this Trust Agreement in the event of (a) the Company's inability to pay its debts as they mature, within the meaning of Section 15-202 of the Maryland Uniform Fraudulent Conveyance Act; (b) a general assignment for the benefit of the Company's creditors; (c) the voluntary commencement by the Company of any proceeding under Title 11 of the United States Code or any other law of any jurisdiction for the relief, liquidation or rehabilitation of debtors (all of which proceedings are hereinafter collectively referred to as "Insolvency Proceedings"); (d) the making of an admission by the Company of any of the material allegations of or consenting to or acquiescing in a petition, application, motion or complaint commencing an Insolvency Proceeding or the seeking by the Company of the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of or for a substantial part of its assets; (e) the involuntary commencement of an Insolvency Proceeding against the Company which is not fully stayed, timely controverted or dismissed within one hundred twenty (120) days after the filing thereof; or (f) the appointment of or taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for the Company or of or for a substantial part of its assets.


       (b) If the Trustee discontinues payments from the Trust Fund pursuant to Section 4.2(a) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made (together with interest on the amount delayed at a rate equal to the "prime rate" charged by the Trustee's commercial lending department) in accordance with each Plan during the period of such discontinuance, less the aggregate amount of payments made under that Plan by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

       (c) It is intended that the rights of the general creditors of the Company to enforce the provisions of this Article in the event of the Company's Insolvency be enforceable with respect to the Trust Fund at the time of Insolvency under both Federal and state law.

                        ARTICLE V
            DUTIES AND POWERS OF THE TRUSTEE
               WITH RESPECT TO INVESTMENTS

  5.1 IN GENERAL.

       (a) The Trustee shall invest and reinvest the principal and income of the Trust Fund as directed by the Company or, in the absence of direction, as it shall determine in its sole discretion; provided, however, that the Trustee shall follow the Company's direction as to investments only if the Trustee, in its own judgment, determines that the Company's directions are reasonable in light of the current and anticipated obligations of the Plans. The Trustee shall keep the Trust Fund invested, without distinction between principal and income, in any property, whether real, personal or mixed, and wherever situated and whether or not productive of income, including without limitation, capital, common and preferred stocks and personal, corporate and governmental or other obligations, whether secured or unsecured, and including any collective part interest therein; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties and rights, royalties, payments or other interests in such properties; contracts, choses in action, trust and participation certificates or other evidences of ownership, part ownership or part interest; all without being limited or restricted to investments of a character authorized for trustees or other fiduciaries under any present or future laws and, except as otherwise required by Federal law, without regard to the proportion any such property may bear to the entire amount of the Trust Fund.


       (b) Specifically, but not by way of limitation, the Trustee is authorized and empowered to invest all or any part of the Trust Fund in any common or collective trust fund or pooled investment fund presently or hereafter maintained by the Trustee as the same may be amended from time to time; and the declaration of trust establishing such common or collective fund is hereby made a part hereof as if set forth at length herein, the assets of the fund invested in said common or collective trusts shall be held and administered by the Trustee strictly in accordance with the terms of the instrument, and the combining of assets of the Trust Fund with assets of other trusts in such common or collective trust fund is specifically authorized hereby.


       (c) The Trustee in its discretion may keep such portion of the Trust Fund in cash or cash balances or hold all or any portion of the Trust Fund in savings accounts, certificates of deposit and other types of time or demand deposits with any financial institution or quasi-financial institution, either domestic or foreign (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Trust Fund.


       (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       (e) In no event may Trustee invest in
securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan
Participants.

                       ARTICLE VI
     ADDITIONAL POWERS AND AUTHORITY OF THE TRUSTEE


  6.1 ADDITIONAL POWERS AND AUTHORITY. The Trustee shall have the following additional powers and authority with respect to the Trust or any property constituting part of the Trust Fund:


       (a) To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof.

       (b) To participate in any plan of
reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

       (c) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

       (d) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.


       (e) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust.

       (f) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.


       (g) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

       (h) To engage any legal counsel, including counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to charge against and pay from the Trust Fund the reasonable fees and expenses of such counsel or agents, which fees and expenses shall be paid or reimbursed by the Company.

       (i) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

       (j) To take, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

                        ARTICLE VII
                  PAYMENTS BY THE TRUSTEE

  7.1 EFFECT OF ARTICLE. This Article shall only apply after funds have been transferred to the Trust. Until that time, this Article shall have no force or effect and shall impose no duties or obligations on the parties.

  7.2 DELIVERY OF ACTUARIAL STATEMENTS. The Company shall deliver to the Trustee a copy of each statement which the Company receives from the Company's actuaries concerning the Accrued Benefits of Participants (and, if applicable,
Beneficiary) under the Plans upon receipt of such statement by the Company.

  7.3 PAYMENTS FROM TRUST FUND. Unless the Company has provided written evidence to the Trustee that the Company has made payments to Participants (and, if applicable, Beneficiaries) pursuant to the terms of the Plans, the Trustee shall make such payments from the Trust Fund provided that the Company is not Insolvent at the time of such payments. If a Participant or Beneficiary does not receive a payment that he or she believes he or she has become entitled to under a Plan, he or she shall notify the Trustee of such entitlement. The Trustee shall within ten (10) days after its receipt of such notice forward a copy of such notice to the Company. If the Company fails to notify the Trustee within ten (10) days after its receipt of such notice that it denies the claim of the

Participant or Beneficiary to payment by the Trustee, the Trustee shall make payment from the Trust Fund to the Participant or Beneficiary under the terms of the Plan as soon as practicable and, in any event, within thirty (30) days after the expiration of said ten (10) day notice period. The Trustee shall provide the Company with written confirmation of the fact and amount of such payment after it is made. If the Company shall notify the Trustee within said ten (10) day notice period that it denies the claim of the Participant or Beneficiary to payment by the Trustee, then, within thirty (30) days after receipt by the Trustee of such notice from the Company, the Company shall commence an action or proceeding in court and shall join the Trustee so that the dispute may be resolved. Such action or proceeding shall be commenced in the Federal or state court at the situs of the Trust Fund, subject to removal by any party in accordance with the rules of practice applicable thereto.

  7.4 TAX WITHHOLDING. The Trustee shall deduct from each payment hereunder any Federal, state or local withholding or other taxes or charges which the Trustee is required to deduct under applicable laws.

  7.5 RETURN OF EXCESS ASSETS.  As of each April 30
(the "Determination Date") during the term of this Agreement, the Trustee shall determine the fair market value of such assets as may have been contributed to the Trust, and report that value in writing to the Company. If the total assets of the Trust exceed 110% of the present value of the Accrued Benefits under the Plans as of that date (valued by the Actuaries in the same way that benefits were valued for purposes of Section 1.4 above), the Trustee shall pay to the Company the amount of any such excess or agree to a reduction in the face amount of any letter of credit used to fund the Trust equal to the amount of such excess. The determination of the above items and the amount, if any, to be paid to the Company, shall be made not later than the September 1 next following each Determination
Date, and payment to the Company if any, shall be made within thirty (30) days after the determination is completed. The payment of excess assets to the Company under this Section 7.5 shall only be made to the extent that assets are available to make such payment, and the Trustee shall not be required to surrender or borrow from any insurance policy to fund such payment nor shall the Trustee be required to sell any stock or liquidate any other asset should the Trustee in its sole discretion deem it not prudent to do so.


  7.6 LETTER OF CREDIT.  The Company may provide to the
Trustee as an asset of the Trust Fund one or more irrevocable and unconditional letters of credit. The Trustee shall accept a letter of credit as part of the Trust Fund only if (i) it is irrevocable and grants the Trustee the unconditional right to draw upon it in whole or in part at any time, (ii) it is issued by a bank having total assets at the time the letter of credit is issued of at least $1 billion, and (iii) the Trustee has received an opinion of Piper & Marbury, or of other outside legal counsel selected by the Company, addressed to the Trustee, to the effect that the acceptance by the Trustee of a letter of credit as part of the Trust Fund should not adversely affect the status of the trust as a "grantor trust" for purposes of the Code. The Trustee shall be entitled to rely on such opinion. The Trustee agrees that it shall draw upon a letter of credit only upon the following circumstances: (i) the letter of credit will expire within fifteen (15) days and either the letter of credit has not been renewed or the Trustee has not received from the Company assets having a market value equal to the face amount of the letter of credit, or (ii) the Trustee is obligated to make payments to a Participant or Beneficiary or to commence an action or proceeding in court in the nature of interpleader as provided in Section 7.3 and the Trustee, in its sole and absolute discretion, determines that it does not have sufficient liquid assets to make the payments which it is obligated to make or which are under dispute pursuant to Section 7.3.


  7.7 ACCELERATED PAYMENTS. Notwithstanding any provision of the Trust Agreement or the Plans to the contrary, the Trustee shall make payments of Plan benefits hereunder before such payments are otherwise due if it determines, based on an opinion of counsel to the Trustee (who may, but need not, be counsel to the Company), that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him or her under a Plan before they otherwise would be paid to him or her. The amount to be paid under this Section 7.7 shall be the amount of the benefit which the Participant or Beneficiary recognizes as income. Payments under this Section
7.7 shall be made during the year in which the Participant or Beneficiary recognizes income, or as soon as practicable thereafter. Payments under this Section 7.7 shall reduce benefits otherwise payable to a Participant or Beneficiary under the terms of the Plan with respect to which payments are made.



                      ARTICLE VIII
            TAXES, EXPENSES AND COMPENSATION


  8.1 PAYMENT OF TAXES. The Company shall from time to time pay taxes of any and all kinds which are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel or the Company may itself contest the validity of any such taxes.


  8.2 LITIGATION EXPENSES. In the event the Trustee deems it necessary to litigate any issue regarding this Trust or the payment of benefits hereunder, all reasonable attorney's fees and expenses incurred by the Trustee shall be charged against and paid from the Trust Fund and shall be reimbursed by the Company, unless, with respect to any such issue, the Trustee is found to have acted with gross negligence or in breach of its fiduciary duty.


  8.3 GENERAL EXPENSES. Any other reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including brokerage commissions, shall be charged against and paid from the Trust Fund to the extent that the Company does not pay such expenses. The Company shall reimburse the Trust Fund for any such expenses paid from the Trust Fund.

  8.4 TRUSTEE COMPENSATION.  The Company will pay the
Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee. Such compensation shall be charged against and paid from the Trust Fund to the extent the Company does not pay such compensation.

                       ARTICLE IX
               ADMINISTRATION AND RECORDS


  9.1 ACCOUNTS. The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its intention to do so and transferring to the Company any of such accounts, books and records requested.

  9.2 WRITTEN ACCOUNTINGS. Within sixty (60) days after each April 30, and within sixty (60) days after the removal or resignation of the Trustee or of the termination of the Trust, the Trustee shall file with the Company a written accounting setting forth all investments, receipts, disbursements and other transactions effected by it from the preceding May 1 to April 30 or to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held as of April 30 or at the end of such other period. Upon the expiration of one hundred eighty
(180) days from the date of filing such annual or other accounting, the Trustee shall be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such accounting, except with respect to any such acts or transactions as to which the Company shall within such one hundred eighty (180) day period file with the Trustee written objections and except for matters which the Company, would not reasonably have been expected to have discovered by a proper review of such accounting.


  9.3 ACCESS TO RECORDS. The Trustee shall from time to time permit the Company's employees and agents to have reasonable access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts. Upon reasonable prior notice, the Trustee shall also make its records of the Trust available for inspection during ordinary business hours by any Participant or Beneficiary and shall furnish to each Participant or Beneficiary who so requests in writing a copy of any or all reports with respect to the Trust which are furnished to the Company.


  9.4 JUDICIAL SETTLEMENTS.  Nothing contained in this
Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary party thereto in addition to the Trustee shall be the Company.

  9.5 SUCCESSOR TRUSTEES. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

  9.6 RETURNS AND REPORTS. In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.



                     ARTICLE X

        REMOVAL OR RESIGNATION OF THE TRUSTEE
        AND DESIGNATION OF SUCCESSOR TRUSTEE

  10.1 REMOVAL OF TRUSTEE.  The Company may remove the
Trustee, with or without cause, upon at least thirty (30) days' notice in writing to the Trustee.

  10.2 TRUSTEE RESIGNATION. The Trustee may resign at any time upon at least thirty (30) days' notice in writing to the Company.

  10.3 PROCEDURE ON REMOVAL OR RESIGNATION. In the event of such removal or resignation, the Trustee shall duly file with the Company a written accounting as provided in
Section 9.2 above for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous accounting, and if written objections to such accounting are not filed as provided in Section 9.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such accounting except for matters which the Company could not reasonably have been expected to have discovered by a proper review of such accounting.

  10.4 SUCCESSOR TRUSTEE PROVISIONS. Within thirty (30) days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder. A successor trustee must be a financial institution having trust assets under management of at least $1 billion as of the date of appointment as successor trustee. Each successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such successor trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.


                         ARTICLE XI
               ENFORCEMENT OF TRUST AGREEMENT

  11.1 ENFORCEMENT. The Company shall have the right to enforce any provisions of this Trust Agreement. After a Change in Control as described in Section 1.4, each Participant and Beneficiary shall have the right to enforce the payment of his or her benefits under the Plans. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process; provided, however, that in any action or proceeding pertaining to the payment or amount of benefits payable from the Trust Fund, the Participants (and the Beneficiaries of deceased Participants) whose benefits are or will be affected by such action or proceeding shall be entitled to written notice of such action or proceeding. Any judgment entered in an action or proceeding described in this Section
11.1 shall be binding and conclusive on all persons having or claiming to have any interest in the Trust.

                       ARTICLE XII
                       AMENDMENTS


  12.1 AMENDMENTS BEFORE CHANGE IN CONTROL. Prior to the time that a Change in Control described in Section 1.4 occurs, the Company shall have the right, with or without the consent of the Trustee, the Participants, any Beneficiaries or any other persons, to amend or modify this Agreement in whole or in part. The Company's right to amend under the preceding sentence shall include, without limitation, the right to make the Trust Agreement irrevocable and the right to extend the time at which the Trust Agreement becomes irrevocable. Any amendments made under this Section 12.1 shall be in writing and executed by the Company, and a copy of any such amendments shall be delivered to the Trustee.

  12.2 AMENDMENTS AFTER CHANGE IN CONTROL.  After a
Change in Control described in Section 1.4 occurs, the Company may from time to time amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement, except to make it revocable, with the written consent of the Trustee and the Participants (and Beneficiaries of deceased Participants), except that amendments to this Agreement affecting only one Plan may be made with the written consent of the Trustee and the Participants (and Beneficiaries of deceased Participants) of that Plan. The Company and the Trustee shall execute such supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.

                       ARTICLE XIII
                   TERMINATION OF TRUST


  13.1 TERMINATION OF TRUST.  Except as provided in
Sections 1.2, 1.4, 4.2 and 7.5, no part of the corpus or income of the Trust shall be paid to the Company or be used for any purpose other than for the exclusive purpose of providing benefits under the Plans prior to the satisfaction of all liabilities under the Plans; provided, however, that nothing in this Article shall be deemed to limit or otherwise prevent the payment from the Trust of expenses, taxes and other charges as provided in Article VIII or the return of surplus as provided in
Article VII. The Trust may be terminated by the Company at such time as all amounts due the Participants and Beneficiaries under the terms of the Plans are paid.

  13.2 PROCEDURE ON TERMINATION. Upon the termination of the Trust, any and all funds remaining in the Trust shall be paid to the Company and the Trustee shall promptly take such action as shall be necessary to transfer such assets to the Company.

                      ARTICLE XIV
                     NON-ALIENATION


  14.1 NON-ALIENATION. Except to the extent otherwise required by law, (i) no amount payable to or in respect of any Participant or Beneficiary at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary.


                      ARTICLE XV
                    COMMUNICATIONS


  15.1 TO THE COMPANY. Communications to the Company shall be addressed to the Company at its office at 11333 McCormick Road, Hunt Valley, Maryland 21031, attention Vice President of Human Resources and Quality; provided, however, that upon the Company's written request, such communications shall be sent to such other address and or addressee as the Company may specify.


  15.2 TO THE TRUSTEE.  Communications to the Trustee
shall be addressed to it at                                ;

provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.


  15.3 RECEIPT REQUIRED. No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

  15.4 COMPANY ACTIONS AND TRUSTEE RELIANCE. Any action of the Company pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing signed on behalf of the Company by any duly authorized officer of the Company. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection and list delivered to the Trustee by the Company or failure to act due to lack of receipt of direction.


  15.5 COMPANY DESIGNEES. The Company may designate individuals or committees to act on its behalf for purposes of some or all of the provisions of this Trust Agreement. Such individuals or committees and their respective authorities and powers under this Agreement shall be designated by the Company in writing to the Trustee. Their authority shall continue until revoked in writing by the Company and received by the

Trustee. The Trustee shall incur no liability for failure to act on such individuals' or committees' instructions without written designation from the Company.


                           ARTICLE XVI
                    MISCELLANEOUS PROVISIONS


  16.1 GOVERNING LAW; SUCCESSORS. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein. It shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.


  16.2 HEADINGS. All Article and Section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust
Agreement.


  16.3 MERGER PROVISION. This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, and supersedes all previous agreements or understandings among them.

  16.4 TRUSTEE SUCCESSORS. The term "Trustee" shall include any successor trustee. If a Trustee is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee hereunder without the execution of any instrument or any further action on the part of any party hereto or any Participant or Beneficiary hereunder.

  16.5 SEVERABILITY.  If any provision of this Trust
Agreement shall be invalid and unenforceable, the remaining provisions hereof shall continue to be effective.

  16.6 PARTICIPANT AND BENEFICIARY STATUS. Any reference hereunder to a Participant shall expressly be deemed to include, where relevant, a Beneficiary of such Participant duly designated under the terms of a Plan. A Participant shall cease to have such status once all amounts due him or her under the Plans have been paid.

  16.7 GENDER AND PLURAL. Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

  16.8 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and said counterparts shall constitute but one and the same instrument.

  IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto effective as of the day and year first above written.


ATTEST/WITNESS:              PHH CORPORATION

                             By:                       (SEAL)

                             Print Name:

                             Date:

                                                    , Trustee



                             By:                       (SEAL)

                             Print Name:

                             Date:

                           SCHEDULE A
                               TO
                        PHH CORPORATION
                     AMENDED AND RESTATED
           DEFERRED COMPENSATION TRUST AGREEMENT

        Assumptions for Valuation of Plan Benefits

  The assumptions set forth below shall be used for purposes of determining the Accrued Benefits funding amount required to be paid to the Trustee under Section 1.4 of the Trust Agreement upon the occurrence of a Change in Control or Potential Change in Control (as therein defined):



          Item                                  Assumption

Form of Benefit Payments           Straight life annuity, except elected
                                   form for benefits in pay
                                   status.

Commencement of Benefits           Greater of age 55 or age on
 (other than benefits in           the second anniversary date
 pay status)                       of the Change in Control or
                                   Potential Change in Control.

Discount Rate (for                 Adjusted federal long-term
 determination of present          rate determined under
 value of future benefits)         Section 382(f)(2) (or any
                                   successor provision) of the
                                   Internal Revenue Code of
                                   1986, as amended, with
                                   respect to ownership changes
                                   occurring in the month of
                                   the Change in Control or the
                                   Potential Change in Control.

Interest Rate (for                 Same as Discount Rate.
 projecting future earnings
 on trust assets)

Mortality                          1983 Basic Group Annuity
                                   Mortality Table projected
                                   to 1996.

Turnover and Preretirement         None.
 Deaths

Forfeitures                        None.

Compensation Scale (for            Increasing at the rate of
 determination of Final            six percent (6%) per year
 Average Compensation used         to assumed benefit commence-
 to compute future amount of       ment date, except for accrued
 Supplemental Retirement           benefits in pay status.
 Benefit accrued as of date
 of Change in Control or
 Potential Change  in Control)